UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 24, 2021
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Relic, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, the “Engaged Group”), dated as of June 24, 2021, regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.
The Cooperation Agreement provides, among other things, (i) that the Board will take all necessary actions to seek the approval of the Company’s stockholders at the 2021 annual meeting of stockholders of the Company (the “2021 Annual Meeting”) of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the structure of the Board (the “Declassification Proposal”) such that directors standing for election at and subsequent to the 2021 Annual Meeting shall stand for election to one-year terms, with the Board becoming fully destaggered in 2023, (ii) that the Company appoint Radhakrishnan (RK) Mahendran as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders, (iii) that Michael Christenson shall resign from the Board effective on or about June 30, 2021, and (iv) that during the Cooperation Period described below, the Board will not increase its size to more than 11 directors without the prior written consent of the Engaged Group.
The Engaged Group has agreed to abide by certain customary standstill provisions during the period commencing on the date of the Cooperation Agreement and ending on the day which is the earlier to occur of (i) the date that is 30 calendar days prior to the deadline for the submission of stockholder nominations of director candidates for the 2022 annual meeting of stockholders of the Company, and (ii) the closing of an extraordinary transaction (the “Cooperation Period”). During the Cooperation Period, the Engaged Group has agreed, among other things, not to (1) acquire ownership (beneficial or otherwise) of more than 9.9% of the Company’s common stock and any other securities of the Company entitled to vote in the election of directors (“Voting Securities”), (2) nominate or recommend for nomination any person for election to the Board, (3) submit any proposal for consideration at, or bring any other business before, any stockholder meeting, or (4) solicit any proxy, consent, or other authority to vote of stockholders or conduct any other referendum (including any “withhold,” “vote no,” or similar campaign) with respect to, or from the holders of, Voting Securities.
At any stockholder meeting during the Cooperation Period, the Engaged Group has agreed to vote its Voting Securities (1) in favor of the slate of directors recommended by the Board, (2) against the election of any nominee for director not approved, recommended and nominated by the Board for election, (3) in favor of the appointment of the Company’s auditor(s), (4) in favor of the Declassification Proposal, and (5) in accordance with the Board’s recommendation with respect to any other matter presented at any such meeting unless Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC issues a contrary recommendation; provided that the Engaged Group is permitted to vote in its sole discretion in connection with an extraordinary transaction.
During the Cooperation Period, each of the Company and the Engaged Group also agreed not to pursue any legal proceeding against the other party, subject to certain customary exceptions. In addition, each of the Company and the Engaged Group agreed to non-disparagement provisions applicable during the Cooperation Period.
The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer and Director and Appointment of Director

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
On June 24, 2021, the Board increased the authorized size of the Board to ten directors and appointed RK Mahendran to the Board as a Class III director (with a term expiring at the 2023 annual meeting of stockholders of the Company). Also on June 24, 2021, Michael Christenson, a Class III director, agreed to resign as Advisor to Chief Executive Officer and as a member of the Board, effective June 30, 2021 (the “Separation Date”). Mr. Christenson’s resignation was not a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.
Radhakrishnan “RK” Mahendran, age 33, has been a Partner, Member of the Investment Committee, and Software Sector Head at HMI Capital Management, L.P., an investment firm based in San Francisco, since September 2014. Prior to HMI Capital, Mr. Mahendran worked at Thomas H. Lee Partners, a Boston-based private equity firm, from July 2012 to July

2014 and Goldman Sachs, an investment banking firm, from July 2010 to June 2012. Mr. Mahendran holds a BBA from the University of Texas at Austin.
The Board believes that Mr. Mahendran’s qualifications to serve as a member of the Board include his financial and governance experience. Mr. Mahendran will receive compensation as a non-employee director under the Company’s director compensation policy on the same terms as the Company’s other non-employee directors, including an initial restricted stock unit award with a value of $200,000, prorated for Mr. Mahendran’s partial year of service. The Non-Employee Director Compensation Policy, which was amended effective June 1, 2021, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company and Mr. Mahendran will enter into the Company’s standard form of indemnification agreement for directors in connection with his appointment to the Board.
Other than the Cooperation Agreement, there are no arrangements or understandings between Mr. Mahendran and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Mahendran and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.
Compensation Arrangements
In connection with Mr. Christenson’s resignation as Advisor to Chief Executive Officer and in connection with the Cooperation Agreement, on June 24, 2021, the Board approved the following severance arrangements for Mr. Christenson: (i) cash severance in an amount equal to six months of Mr. Christenson’s base salary (an aggregate of $50,000), paid in a lump sum; (ii) premium payments for group health insurance continuation coverage for up to six months following the Separation Date; (iii) accelerated vesting of all of Mr. Christenson’s outstanding and unvested equity awards, with the number of Performance Stock Units (“PSUs”) accelerated measured as 100% of the target number of PSUs eligible to vest as of the date of grant of such PSUs; and (iv) the extension of the post-termination exercise period of Mr. Christenson’s options to up to two years following the Separation Date. The terms of Mr. Christenson’s separation are set forth in a Separation Agreement between the Company and Mr. Christenson, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Cooperation Agreement by and among New Relic, Inc. and affiliates of Engaged Capital, LLC, dated as of June 24, 2021.
99.1	Press release, dated June 25, 2021, issued by New Relic, Inc.
99.2	Non-Employee Director Compensation Policy, effective June 1, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: June 25, 2021	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer